Exhibit 10.4
                                   AGREEMENT
                                   ---------

     AGREEMENT made this 11th day of February, 1998, between EMPIRE CONSULTING LTD., INC., a New York corporation ("Company"), and SAF T LOK INCORPORATED, a Florida corporation ("STL").

     WHEREAS:

     A. The Company has, alone or together with others, introduced STL to United Safety Action, Inc. ("United") which has entered into a Distribution and Purchase Agreement with STL, dated February 11, 1997, pursuant to which United has agreed to purchase and distribute products designed and manufactured by STL throughout the world ("DPA");

     B. STL wishes to compensate the Company for procuring the DPA and for all orders for products which are placed by United with STL pursuant to the DPA.

     NOW, THEREFORE, it is agreed:

     1.   Commissions.  The Company shall be entitled to a cash commission of
          -----------
15% of the gross dollar amount of each final sale invoice or non-refundable deposit for any order placed by United or its Customers, as defined in the DPA, which shall be payable within 15 days after receipt of payment by STL on each such order, and 15% of each of the Warrants exercised by Danvers Investment Corp., Amexcorp Limited or Atom Corp. pursuant to an Agreement of even date between STL and Danvers Investment Corp., Amexcorp Limited and Atom Corp. ("Commissions"). Commissions shall be payable to the Company by STL and calculated on partial payments as well as full payments.

     2.   Notices.  Any notice, request or demand required to be made or given
          -------
hereunder must be in writing and shall be given or shall be deemed given or made one day after it has been sent by overnight or express mail courier and fax, at the addresses and the fax numbers set forth below, or at such other address as any party shall subsequently provide to the other party in writing, as follows:

          IF to STL:

          Saf T Lock Incorporated
          18245 SE Federal Highway
          Tequesta, Florida 33469
          Attn:  John Gardner, President
          Fax:  407-745-6601

          If to the Company:

          Empire Consulting Ltd., Inc.
          300 East 42nd Street
          New York, New York 10017
          Attn:  Edward H. Burnbaum, Esq.
          Fax:  212-986-2907

     3.   Term.  The Term of this Agreement shall be the same Term as set forth
          ----
in the DPA, including any successive periods which extend the term under the DPA.

     4.   Arbitration.  All disputes that may arise under this Agreement, except
          -----------
for disputes which may necessitate extraordinary equitable or injunctive relief, that are not adjusted by the parties themselves, shall be submitted to binding arbitration in New York City, New York, before the American Arbitration Association under its Commercial Rules then prevailing. All costs of arbitration, including each party's attorneys fees and the fees of the arbitrators, shall be paid by the non-prevailing party. Pending resolution of any dispute, if requested in writing by the Company, STL shall proceed diligently with the performance of its obligations hereunder, including the payment of Commissions to the Company.

     5.   Miscellaneous.
          -------------

          (a) Relationship of Parties.  This Agreement does not constitute a
              -----------------------
partnership or joint venture between STL and the Company.

          (b) Governing Law.  This Agreement and any dispute or claim arising
              -------------
under this Agreement shall be governed by the laws of the State of New York without regard to principles of conflicts of law.

          (c) Jurisdiction.  The parties hereby consent to the personal
              ------------
jurisdiction of an arbitrator or court located in New York City, New York, and of the United States District Court for the Southern District of New York. Service of process may be made by certified mail/return receipt requested or any other method of service of process authorized by law. Each party agrees that it shall not assert venue as a defense to any action or proceeding or make any argument based on principles of forum non conveniens or similar legal principles
                                --------------------
or doctrines.

          (d) Assignment.  STL may not assign its rights under this Agreement
              ----------
without the express written consent of the Company.

          (e) No Waiver.  Failure of any party to insist upon the strict
              ---------
performance of this Agreement, or a delay in exercising any remedy provided under this Agreement, shall not constitute a waiver of any rights, remedies, terms, conditions or provisions of this Agreement.

          (f) Survival of Obligations.  Obligations which, by their nature,
              -----------------------
would continue beyond termination or expiration of this Agreement, including by way of illustration only and not limitation, sections related to warranty and indemnification, shall survive termination or expiration of this Agreement by either party for any reason.

          (g) Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
and understanding between parties as to the subject matter of this Agreement and supersedes all previous written or oral communications, representations or agreements. This Agreement may not be modified except by a written instrument executed by both parties.

          (h) Remedies.  Remedies available to either party for breach of this
              --------
Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

          (i) Headings.  The paragraph headings used in this Agreement are for
              --------
convenience of reference only and shall not in any way limit or amplify the terms and provisions hereof, nor enter into the interpretation of this Agreement.

          (j) Binding Agreement.  The persons executing this Agreement on behalf
              -----------------
of the parties have been duly and validly authorized to do so, and this Agreement is a valid and binding obligation of the parties. Simultaneously with the execution of this Agreement, STL shall deliver to the Company a resolution of its Board of Directors authorizing STL to enter into this Agreement and consummate the transactions contemplated hereunder.

          (k) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original and all of which constitute one and the same Agreement.

          (l) Severability.  If any term of this Agreement shall be unlawful,
              ------------
void or unenforceable, such term shall be deemed omitted to the extent prohibited or invalid, but the remainder of this Agreement shall not be invalidated and shall be given effect to the extent possible.

          This Agreement has been executed as of the date first above written.

                                    SAF T LOK INCORPORATED
                                    A Florida corporation


                                    By:
                                       -------------------------------------
                                         John Gardner, President


                                    EMPIRE CONSULTING LTD., INC.
                                    A New York corporation


                                    By:
                                       -------------------------------------